UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 10, 2005

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Park of Commerce Boulevard, Suite 200, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 999-9011

__________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

As previously reported in the Company’s periodic reports, the Company entered into a Stock Purchase Agreement with PNC Tool Holdings LLC and Dennis Crowley and also entered into a Consent to Final Judgment of Permanent Injunction with the Securities and Exchange Commission consenting to a permanent injunction for violation of various sections and rules of the Securities Act of 1933 and the Securities Exchange Act of 1934. Completion of the Stock Purchase Agreement and related consents was subject to approval by the U.S. District Court for the Southern District of Florida and fulfillment of the conditions of the Stock Purchase Agreement by Mr. Crowley. Approval by the U.S. District Court was received on February 15, 2005 and the fulfillment of various requirements by Mr. Crowley, including the payment of civil penalties and a disgorgement payment to the SEC as well as the return to the Company of 3,543,281 shares of common stock of Spear & Jackson from PNC Tool Holdings. Payment of the civil penalty in the amount of $2,000,000 and the disgorgement payment of $3,765,777 have now been received thereby fulfilling the condition of the Stock Purchase Agreement. These payments were paid to the SEC/U.S. Treasury and not to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ William Fletcher
William Fletcher
Acting Chief Executive Officer

DATED: March 17, 2005